AMENDMENT NO. 3 TO CONSENT TO SUPPLEMENTAL LOAN
UNDER LOAN AND SECURITY AGREEMENT

As of July 24, 2007

JACO ELECTRONICS, INC.
145 Oser Avenue
Hauppauge, New York 11778

Ladies and Gentlemen:

The CIT Group/Business Credit, Inc. (“CIT”), in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Credit Agreement as lenders (each a “Lender” and collectively, “Lenders”) have entered into certain financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Jaco Electronics, Inc., a New York corporation, and Interface Electronics Corp., a Massachusetts corporation (collectively, the “Borrowers”) as set forth in the Credit Agreement, dated as of December 22, 2006, by and among the Borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”).

Agent and Borrowers executed a Consent to Supplemental Loan Under Loan and Security Agreement dated March 5, 2007(as amended, the “Consent”), pursuant to which Agent and Lenders agreed to extend to Borrowers a Supplemental Loan (as defined in the Consent).

The Borrowers have requested that the Agent and Required Lenders agree to various amendments to the Consent, and Agent and Required Lenders are agreeable to all of the foregoing, on and subject to the terms and conditions set forth in this Amendment No. 3 to Consent to Supplemental Loan under Loan and Security Agreement (this “Amendment”).

In consideration of the premises and the mutual covenants contained herein and in the Credit Agreement and the Consent, the parties hereto agree as follows:

1.  Defined Terms

.  Capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Loan Agreement and the Consent.

2.  Amendments to Consent

.  Sections 2.1, 2.2 and 2.3 of the Consent are hereby amended and restated in its entirety as follows:

“2.1           Consent to Supplemental Loan.  Agent, for the sole account of The CIT Group/Business Credit, Inc. (“CIT”), as a Lender, hereby consents to extend to Borrowers a Supplemental Loan under the Loan Agreement (but in no event shall the Revolving Loans plus the Supplemental Loan exceed the Revolving Commitment) in an amount equal to $3,000,000 beginning on the date hereof and continuing up to April 1, 2009 (the “Supplemental Loan Repayment Date”).  If the Supplemental Loan is not repaid in full by the Supplemental Loan Repayment Date or if the Borrowers fail to make any payment required to be made under Section 2.3 below, Borrowers acknowledge, confirm and agree that any such event shall constitute an Event of Default under the Loan Agreement.  The Supplemental Loan shall be for the sole account of CIT.

2.2           Interest on Supplemental Loan.  Interest shall accrue on the Supplemental Loan at a rate equal to the LIBO Rate plus five percent (5%), and shall be paid in accordance with the terms of the Loan Agreement.

2.3           Repayment of Supplemental Loan.

(a)           The Supplemental Loan shall be repaid in seven (7) quarterly installments as follows:

(i)           The first (1st) installment shall be payable on October 1, 2007 in the amount of $300,000;

(ii)           The second (2nd) installment shall be payable on January 1, 2008 in the amount of $300,000;

(iii)           The third (3rd) installment shall be payable on April 1, 2008 in the amount of $400,000;

(iv)           The fourth (4th) installment shall be payable on July 1, 2008 in the amount of $500,000;

(v)           The fifth (5th) installment shall be payable on October 1, 2008 in the amount of $500,000;

(vi)           The sixth (6th) installment shall be payable on January 1, 2009 in the amount of $500,000; and

(vii)           The seventh (7th) and last installment shall be payable on April 1, 2009 in the amount of $500,000.

(b)           In addition to the scheduled installment payments as set forth in Section 2.3(a) above, Borrowers shall make the following mandatory prepayments in respect of the Supplemental Loan:

(i)           For Borrowers’ Fiscal Year ending June 30, 2008 and for each fiscal year thereafter, Borrowers’ shall make a mandatory prepayment in respect of the Supplemental Loan in an amount equal to fifty percent (50%) of Excess Cash Flow (as defined in Section 2.3(b)(iii) below for each such Fiscal Year payable upon delivery of the annual financial statements required to be delivered under Section 5.01(a) of the Loan Agreement (the  “Audited Financial Statements”), but in any event not later than one hundred (100) days after the end of each such Fiscal Year (the “50% Excess Cash Flow Mandatory Prepayment”).  The 50% Excess Cash Flow Mandatory Prepayment shall be applied by Agent, for the account of the CIT, pro rata, against the principal installments of the Supplemental Loan in the inverse order of maturity thereof.  The Borrowers’ obligation to remit to Agent, for the account of CIT, any prepayments in respect of Excess Cash Flow shall terminate upon payment in full of the Supplemental Loan; and

(ii)           Borrowers shall remit to Agent, for the benefit of CIT, and as a mandatory prepayment in respect of the Supplemental Loan, the net proceeds received by Borrowers (the “Designated Inventory Proceeds”) from the sale or disposition of the Designated Inventory (as defined below).  The Designated Inventory Proceeds shall be remitted to Agent, promptly upon receipt by the Borrowers, but no less frequently than monthly, and shall be applied by Agent, for the account of the CIT, pro rata, first, against the outstanding principal installments of the Supplemental Loan in the inverse order of maturity thereof, and second, the other Obligations as provided under the Loan Agreement.

(iii)           As used in this Section 2.3(b):

(A)  “Excess Cash Flow” shall mean, for any Fiscal Year, the sum for such Fiscal Year of: (1) EBITDA; minus (2) (w) Capital Expenditures made in cash by the Borrowers and their Subsidiaries not in excess of the amounts permitted by the Agreement; plus (x) all prepayments and repayments of  the Supplemental Loans; plus (y) all income taxes actually paid in cash during such Fiscal Year by the Borrowers and their Subsidiaries; plus (z) Interest Expense paid in cash; and

(B)  “Designated Inventory” shall mean the Inventory set forth on Schedule A annexed to Amendment No. 3 to Consent to Supplemental Loan under Loan and Security Agreement among Borrowers, Lenders and Agent dated as of July 24, 2007.

(c)           The prepayment of the Supplemental Loan, in whole or in part, shall be without premium or penalty.”

3.  Increase in the Availability Block under Loan Agreement

.  So long as the Supplemental Loan remains outstanding, notwithstanding anything to the contrary contained in the Loan Agreement, the Availability Block shall be increased from $500,000 to $750,000 or such lesser amount as Agent, in its Permitted Discretion, shall determine.  After payment in full of the Supplemental Loan, the Availability Block shall be as set forth in the Loan Agreement as in effect on the date hereof.

4.  Amendment to Waterfall under Loan Agreement

.  So long as the Supplemental Loan remains outstanding, notwithstanding anything to the contrary contained in Section 7.02 of the Loan Agreement, after (a) an Event of Default has occurred and is continuing and the Agent so elects or the Required Lenders so direct and (b) the exercise of remedies provided for in Article VII of the Loan Agreement (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be cash collateralized as set forth in Section 7.01), any amounts received on account of the Obligations shall be applied by the Agent in the following order:

first, to pay any fees, indemnities, expense reimbursements or other Obligations then due to the Agent in its capacity as such,

second, to pay all amounts then due and payable to the Agent on account of Protective Advances,

third, to pay all amounts then owed to the Swingline Lender on account of Swingline Loans,

fourth, to ratably pay all amounts owed to the Issuing Bank(s) on account of Letter of Credit Obligations,

fifth, to ratably pay all interest and fees owed on account of the Revolving Loans (other than the Supplemental Loan),

sixth, to ratably pay all principal amounts of the Revolving Loans (other than the Supplemental Loan) then outstanding,

seventh, to provide cash collateral for any outstanding Letters of Credit,

eighth, to ratably pay all interest and fees owed on account of the Supplemental Loan,

ninth, to ratably pay all principal amounts of the Supplemental Loan then outstanding,

tenth, to ratably pay any other expense reimbursements or other Obligations then due and payable to the Lenders (other than with respect to Banking Services Obligations and Swap Obligations), and

eleventh, to ratably pay of any amounts owing by the Borrowers with respect to Banking Services Obligations and Swap Obligations.

The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations owing to the Agent and Lenders.

After payment in full of the Supplemental Loan, any amounts received on account of the Obligations shall be as set forth in Section 7.02 of the Loan Agreement as in effect on the date hereof.

5.  Amendment Fee.  In addition to any other fees payable under the Loan Agreement, in consideration of the Supplemental Loan provided for hereunder, Borrowers shall jointly and severally pay to Agent, for the sole account of  The CIT Group/Business Credit, Inc., an amendment fee in the amount of $25,000.  The amendment fee shall be fully earned and payable as of the date hereof and may be charged by Agent to any account of Borrowers maintained by Agent.

6.  Representations, Warranties and Covenants

.  Each of the Borrowers represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a condition of the effectiveness of this Amendment and a continuing condition of the making or providing of any Loans or other financial accommodations by Agent and Lenders to the Borrowers:

(a)  This Amendment has been duly authorized, executed and delivered by all necessary action of each of the Borrowers and is in full force and effect, and the agreements and obligations of each of the Borrowers contained herein constitute legal, valid and binding obligations of each of the Borrowers, enforceable against each of the Borrowers in accordance with their terms; and

(b)  All of the representations and warranties set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents, are true and correct in all material respects after giving effect to the provisions of this Amendment, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

7.  Conditions Precedent

.  This Amendment shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by Agent:

(a)  Agent shall have received an original of this Amendment (or an executed copy hereof by facsimile or by email), duly authorized, executed and delivered by each of the Borrowers;

(b)  Agent shall have received the amendment fee payable under Section 5 above; and

(c)  Agent shall have received all related agreements, documents and instruments as may be requested by Agent.

8.  No Other Changes

.  Except as specifically modified pursuant hereto, no other changes or modifications to the Consent are intended or implied and in all other respects, the Consent and other Loan Documents are hereby ratified, restated and confirmed by all parties hereto as of the date hereof.  To the extent of any conflicts between the terms of this Amendment and the Consent, the terms of this Amendment shall control.

9.  Successors and Assigns

.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors and assigns.

10.  Counterparts

. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

11.  Required Lender Authorization

.  Agent is executing this Amendment at the request and on behalf of Required Lenders in accordance with Section 9.03 of the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]
Very truly yours,

By: /s/ George Louis McKinley

Name: George Louis McKinley

Title:                      Vice President

Read and Agreed to:

JACO ELECTRONICS, INC.

By: /s/ Jeffrey D. Gash

Name:                      Jeffrey D. Gash

Title:                      CFO

INTERFACE ELECTRONICS CORP.

By: /s/ Jeffrey D. Gash

Name:                      Jeffrey D. Gash

Title:                      CFO

Acknowledged and Agreed to:

BANK OF AMERICA, N.A., as a Lender

By: /s/                      Robert Mahoney

Name:                      Robert Mahoney

Title:                      Sr. Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By: /s/ George Louis McKinley

Name: George Louis McKinley

Title:                      Vice President

Schedule A

Designated Inventory

See Attached